Exhibit 99.2

Veralto Begins Trading as Public Company
Spun off from Danaher and carrying a legacy of operational excellence, new business seeks growth by Safeguarding the World’s Most Vital Resources™

WALTHAM, Mass. (Oct. 2, 2023) – Today marked the first day of regular way trading for Veralto (NYSE: VLTO) as it begins its new journey as a publicly traded company.
Veralto separated from its former parent, Danaher Corporation, on September 30, 2023. Now, it is a separate, publicly traded company, composed of 13 operating companies – Aquatic Informatics, ChemTreat, Esko, Hach, Linx, McCrometer, OTT HydroMet, Pantone, Sea-Bird Scientific, Trojan Technologies, Videojet, XOS, X-Rite – each a leading brand in its industry.
“At Veralto, we are driven by our purpose: Safeguarding the World’s Most Vital Resources,” said Jennifer L. Honeycutt, President and Chief Executive Officer of Veralto. “Billions of people around the world depend on our products and services to help make sure the water they drink, the food that they eat and the medicine they take are safe, and these critical needs drive not only our commitment to our customers, but also our ambition for long-term growth.”
The operating companies of Veralto:
•Aid in the treatment and recycling of 12 trillion gallons of water annually;
•Help ensure 3.4 billion people – or 40% of the world’s population – have safe drinking water every day;
•Collaborate with 45 of the world’s largest consumer packaged goods and pharmaceutical companies to authenticate their products for safety and traceability; and
•Mark and code 100,000 products every hour to assure compliance with regulatory requirements.
Veralto is organized into two segments:

•Water Quality, which provides a broad portfolio of water analytics and differentiated water treatment solutions that enable reliable delivery of safe drinking water by public and private utilities – from source water to the consumer and back into the water cycle.
•Product Quality and Innovation, which provides a broad set of solutions for brand owners and consumer packaged goods companies that enable speed to market as well as traceability and quality control of their products – playing a central role in helping customers ensure the safety of their products and build trust with their consumers.

The success of the Veralto operating companies is bolstered by the organization’s use of the Veralto Enterprise System (VES), a derivative of the Danaher Business System (DBS). The tools and processes of DBS have been well researched and documented for driving operational excellence, and VES will carry through the key tenets of the system.
Jennifer L. Honeycutt and the Veralto Executive Team will commemorate the new public listing of the company by ringing the opening bell at the New York Stock Exchange on Monday, October 9, 2023.

About Veralto
With annual sales of nearly $5 billion, Veralto is a global leader in essential technology solutions with a proven track record of solving some of the most complex challenges we face as a society. Our industry-leading companies with globally recognized brands are building on a long-established legacy of innovation and customer trust to create a safer, cleaner, more vibrant future. Headquartered in Waltham, Massachusetts, our global team of 16,000 associates is committed to making an enduring positive impact on our world and united by a powerful purpose: Safeguarding the World's Most Vital Resources™.

Forward-Looking Statements
Statements in this release that are not strictly historical, including any statements regarding events or developments that we anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, those set forth in our SEC filings, including our registration statement on Form 10. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, Veralto does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Media Relations Contact:
Steve Field
Vice President, Communications
steve.field@veralto.com

Investor Relations Contact:
Ryan Taylor
Vice President, Investor Relations
investors@veralto.com